Exhibit No. 10
           Consent of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel


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                KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100











                                                       February 27, 1996


Growth and Income Portfolio
125 West 55th Street
New York, New York 10019

                     Re:Registration Statement on Form N-1A
                     File No. 811-8084
                     ---------------------------------------

Gentlemen:

We hereby consent to the reference of our firm as counsel in this Registration Statement on Form N-1A.

                                         Very truly yours,

                                         /s/Kramer, Levin, Naftalis, Nessen,
                                            Kamin & Frankel